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                                  EXHIBIT 3.16

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         PACIFIC HILLS MANUFACTURING CO.

                                    ARTICLE I
                                     OFFICES

     Section 1. PRINCIPAL OFFICE. The address of the principal office of the Corporation shall be the address of its corporate offices from time to time in the State of California.

     Section 2. OTHER OFFICES. The corporation may also have other offices at such places within or without the State of California as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 1. ANNUAL MEETING. The annual meeting of shareholders, for the purpose of electing a Board of Directors, electing officers and for the transaction of any other business relating to the affairs of the Corporation which may come before the meeting, shall be held annually on such date as shall be designated by the Board of Directors or, in the absence of action by the Board of Directors, by the Chairman of the Board of Directors (if one there be) or by the President.

     Section 2. SPECIAL MEETINGS. Special meetings of shareholders may be called at any time by the Chairman of the Board of Directors (if one there be), or by the President, or in the absence or disability of the President by a Vice President, and shall be called by the president upon the written request of a majority of Directors. Upon the written request of not less than one-tenth of the voting power of all shares entitled to vote at the meeting, the President shall call a special shareholders' meeting for the purposes specified in such request and cause notice thereof to be given. If the President shall not, within fifteen days after the receipt of such request, so call such meeting, such shareholders may call the same.

     Section 3. PLACE OF MEETING. Each annual or special meeting of shareholders shall be held at such place within or without the State of California, as the Board of Directors, or in the absence of action by the Board of Directors, the Chairman of the Board of Directors (if one there be), or the President may designate. In the absence of such designation with respect to any such meeting, it shall be held at the principal office of the Corporation in the State of California.



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     Section 4. NOTICE OF MEETING. A notice in writing of each meeting of shareholders, stating the place, day and hour of the meeting and the general purpose or purposes for which it is called, shall be given by or at the direction of the Secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at the meeting, by leaving such notice with him or at his residence or usual place of business, or by mailing a copy thereof addressed to him at his last known post office address as last shown on the stock records of the Corporation, postage prepaid, not less than seven (7) days nor more than fifty (50) days before the date of the meeting. If notice is duly given by mail, the day on which the notice is deposited in the mail shall be deemed the day on which the notice is given.

     Section 5. QUORUM. At any meeting of shareholders the holders of a majority of the voting power of all shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum, except where otherwise provided by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum, the holders of a majority of the voting power of the shares entitled to vote, present at the meeting in person or by proxy, may adjourn the meeting from time to time without further notice until a quorum shall be present, and thereupon any business may be transacted which might have been transacted at the meeting as originally called.

     At any duly held meeting of shareholders at which a quorum is present, the holders of the shares entitled to vote at the meeting, present in person or by proxy, may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum,.

     Section 6. VOTING. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless and except to the extent that voting rights of shares of any class are increased, limited or denied by the Certificate of Incorporation. All voting at meetings of shareholders shall be by voice vote, except where a vote by ballot is required by law or is determined to be appropriate by the officer presiding at such meeting.

     When a quorum is present at any duly held meeting of shareholders, the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote on the subject matter, present in person or by proxy, shall be the act of the shareholders, except where otherwise provided by law, the Certificate of Incorporation or these By-laws.

     Every shareholder entitled to vote may do so in person or by one or more agents authorized by a written proxy executed by him.

     Section 7. ACTION WITHOUT MEETING. Any action which may be taken at a meeting of shareholders may be taken without a meeting by consent in writing, setting forth the action so taken or to be taken, signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys. Such consent shall be filed in the corporate minute book and shall have the same effect as a unanimous vote at a shareholders' meeting.


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                                   ARTICLE III
                                    DIRECTORS

     Section 1. GENERAL POWERS. The business, property and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation except such as are by law, the Certificate of Incorporation or these By-laws expressly conferred on or reserved to the shareholders.

     The Board of Directors shall have authority to fix the fees of Directors, including reasonable allowance for expenses actually incurred in connection with their duties.

     Section 2. NUMBER AND TERM OF OFFICE. The number of Directors of the Corporation shall be not less than three (3) nor more than five (5), except that, where all the issued and outstanding shares are owned beneficially and of record by less than three (3) shareholders, the number may be less than three
(3), but not less than the number of shareholders. The number of Directors within these limits shall be fixed by resolution of the shareholders, such number of directors being referred to in these By-laws as the number of directorships. Directors shall be elected at each annual meeting of shareholders or the next regular meeting of the Board of Directors and until their successors have been elected and shall qualify.

     Section 3. RESIGNATION OF DIRECTORS. The resignation of a Director shall be effective immediately upon its receipt by the Corporation if no time is specified, or at such later time as may be specified in the resignation. In the case of a resignation to take effect at a date later than the receipt thereof by the Corporation, appropriate action to elect a successor to take office when the resignation becomes effective may be taken at any time after such receipt in the same manner as though such resignation were effective on receipt.

     Section 4. REMOVAL OF DIRECTORS. At any special meeting of shareholders called for that purpose any Director may be removed from office with or without cause at any time, regardless of the term for which he had been elected, by the affirmative vote of the holders of a majority of the voting power of all shares then having the right to vote for the election of Directors.

     Section 5. VACANCIES. In case of any vacancy in the Board of Directors by reason of death, resignation, removal or failure of the shareholders to elect as many Directors as the number of directorships fixed by them, the remaining Directors, though less than a quorum, by the concurring vote of a majority of such remaining Directors may elect a successor to hold office until his successor has been elected.

     Section 6. ORGANIZATION MEETINGS. The Board of Directors may meet for the purpose of organization, for the election of officers and for the transaction of other business immediately following the adjournment of the annual meeting of shareholders, and, if a quorum be then present, no prior notice of such meeting shall be required; provided, that the organization meeting of the Board of Directors may be called in the same manner as a special meeting.


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     Section 7. REGULAR AND SPECIAL MEETINGS. Regular meetings of the Board of
Directors may be held at such time and places within or without the State of Connecticut as the Board of Directors may determine.

     Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors (if one there be) or by the President, and shall be called upon the written request of a majority of the Directors. Each special meeting shall be held at such time and place within or without the State of Connecticut as shall be designated in the call of the meeting.

     Section 8. NOTICE OF MEETINGS. No notice need be given of regular meetings of the Board of Directors held at the time and place designated by the Board of Directors. Special meetings of the Board of Directors may be held on such notice, written or oral, as may be reasonable under the circumstances. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting unless required by law, the Certificate of Incorporation or these By-laws.

     Section 9. QUORUM. A majority of the number of directorships fixed by the shareholders shall constitute a quorum for the transaction of business; PROVIDED, HOWEVER, that if there be an even number of directorships, one-half of the number of directorships shall constitute a quorum; and PROVIDED, FURTHER, that if there are less than three directorships, the entire board shall constitute a quorum. The act of a majority of the Directors present at any meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum a majority of the Directors present at any meeting may adjourn the meeting from time to time without further notice until a quorum shall be present.

     Section 10. ACTION WITHOUT MEETING. If all of the Directors severally or collectively consent in writing to any action taken or to be taken by the Corporation, and the number of such Directors constitutes a quorum for such action, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors. The Secretary shall file such consent or consents with the minutes of the meetings of the Board of Directors.

                                   ARTICLE IV
                         OFFICERS, AGENTS AND ATTORNEYS

     Section 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board of Directors, if the Board of Directors so determines, and a President, a Secretary and a Treasurer, all of whom shall be elected by the shareholders or by the Board of Directors. The shareholders or the Board of Directors may also elect or may authorize the appointment of such additional officers, including but not limited to one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers, as in its judgment may be necessary or advisable. Any number of offices may be held by the same person. The election or appointment of an officer for a given term shall not of itself create contract rights.


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     Section 2. POWERS AND DUTIES OF OFFICERS. The Chairman of the Board of
Directors (if one there be) when present shall preside at all meetings of shareholders and of the Board of Directors. In the absence of the Chairman of the Board of Directors, or if there shall be no Chairman of the Board of Directors, the President shall preside at all such meetings.

     The officers of the Corporation shall have such powers and duties as customarily appertain or are incident to their respective offices and, in addition, such powers and duties as the shareholders or the Board of Directors may from time to time confer and designate.

     Section 3. BONDS. Every officer, agent or employee of the Corporation may be required, in the discretion of the shareholders or the Board of Directors, to give bond, in such sum and with such sureties as shall be satisfactory to the shareholders or the Board of Directors, for the faithful performance of his duties.

     Section 4. RESIGNATION OF OFFICERS. The resignation of an officer shall be effective immediately upon its receipt by the Corporation if no time is specified, or at such later time as may be specified in the resignation. In the case of a resignation to take effect at a date later than the receipt thereof by the Corporation, appropriate action to elect a successor to take office when the resignation becomes effective may be taken at any time after such receipt in the same manner as though such resignation were effective on receipt.

     Section 5. REMOVAL OF OFFICERS. Offices may be removed from office, with or without cause, by the affirmative vote of a majority of all of the shareholders or the Directors, but without prejudice to their contract rights, if any.

     Section 6. VACANCIES. All vacancies among the officers from whatsoever cause may be filled by the shareholders or the Board of Directors.

     Section 7. AGENTS AND ATTORNEYS. The Board of Directors may appoint such agents and attorneys with such powers and to perform such acts and duties on behalf of the Corporation as the Board of Directors may determine.

                                    ARTICLE V
                             SHARES AND SHAREHOLDERS

     Section 1. CERTIFICATES. Every shareholder shall be entitled to a certificate or certificates certifying the number and class of shares owned by him in the Corporation. Each such certificate may be under seal, or facsimile seal, of the Corporation and shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation.

     Section 2. HOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares as the owner and holder thereof in fact, and shall not be bound to


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recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as and to the extent otherwise provided by law.

     Section 3. TRANSFERS. Shares shall be transferable on the records of the Corporation by the holder of record thereof, or by his attorney thereunto duly authorized, upon the surrender and cancellation of a certificate or certificates f or a like number of shares of the same class with such proof of the authenticity of the signature of such holder or of such attorney and such proof of the authority of such attorney as the Corporation or its transfer agent, transfer clerk or registrar may reasonably require.

     Section 4. RECORD DATE. The Board of Directors by resolution may fix a date as the record date for the purpose of determining the shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or for any other purpose, such date in any case to be not earlier than the date such action is taken by the Board of Directors and not more than seventy days (70), and in case of a meeting of shareholders not less than ten (10) full days, immediately preceding the date on which the particular event requiring such determination of shareholders is to occur. If no record date is so fixed, the date on which notice of a meeting is mailed shall be the record date for the determination of shareholders entitled to notice of and to vote at such meeting and the date on which the resolution of the Board of Directors declaring such dividend or other distribution is adopted shall be the record date for the determination of shareholders entitled to receive payment of such dividend or other distribution. Shareholders actually of record at a record date shall be the only shareholders entitled to receive notice of or to vote at the meeting, or receive the dividend or other distribution, or otherwise participate in respect of the event or transaction, to which such date relates, except as otherwise provided by law.

     Section 5. LOST CERTIFICATES. If a share certificate be lost or destroyed, another may be issued in its stead upon proof of such loss or destruction, upon the giving of a bond of indemnity satisfactory to the Corporation, unless these requirements be dispensed with by the Board of Directors, and upon compliance with such other conditions as the Board of Directors may reasonably require.

                                   ARTICLE VI
                                  MISCELLANEOUS

     Section 1. SEAL. The seal of the Corporation shall be circular in form and shall bear the name of the Corporation and indicate the state of incorporation.

     Section 2. FISCAL YEAR. The fiscal year of the Corporation shall begin on January first and shall end on the last day of December in each year.


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     Section 3. WAIVER OF NOTICE. Whenever any notice of time, place, purpose or any other matter, including any special notice or form of notice, is required or permitted to be given to any person by law, the Certificate of Incorporation, these By-laws or a resolution of shareholders or Directors, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. The Secretary shall cause any such waiver to be filed with or entered upon the records of the Corporation or, in the case of a waiver of notice of a meeting, the records of the meeting. The attendance of any person at a meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such.

                                   ARTICLE VII
                                   AMENDMENTS

     These bylaws may be altered, repealed or amended by the Board of Directors, subject to the power of the stockholders to amend, alter or repeal the bylaws.


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                     SECRETARY'S CERTIFICATE OF ADOPTION OF

                           AMENDED AND RESTATED BYLAWS

                                       OF

                         PACIFIC HILLS MANUFACTURING CO.

I, the undersigned, do hereby certify:

          1. That I am the duly elected, qualified, and acting Secretary of the above-named Corporation.

          2. That the foregoing Amended and Restated Bylaws were adopted by the Board of Directors as the Bylaws of said Corporation effective as of the 30th day of April, 1999.

          3. That the foregoing Amended and Restated Bylaws were also adopted by the shareholder of said Corporation effective as of the 30th day of April, 1999.

          IN WITNESS WHEREOF, I have hereunto set my hand effective this 30th day of April 1999.


                                            /s/  Douglas B. Solomon
                                            -------------------------
                                            Douglas B. Solomon
                                            Secretary